SECURITIES AND EXCHANGE COMMISSION

Washington, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2006

RBS GLOBAL, INC.	REXNORD CORPORATION
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of Incorporation)	(State of Incorporation)

333-102428	033-25967-01
(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue
Milwaukee, Wisconsin	53214
(Address of principal executive offices)	(Zip Code)

(414) 643-3000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 22, 2006, Rexnord Corporation (the “Company”), a wholly owned subsidiary of RBS Global, Inc., entered into Change of Control Retention Agreements with each of Mr. Robert A. Hitt, its President and Chief Executive Officer, Mr. Thomas J Jansen, its Executive Vice President Finance and Chief Financial Officer, and Mr. Michael N. Andrejewski, its Vice President Business Development and Secretary. Each change of control agreement provides that upon a termination of employment either by the Company without cause or by the executive officer for good reason, within 12 months (18 months for Mr. Hitt) following a change in control of the Company or RBS Global, Inc. and not due to the executive officer’s death, disability or resignation (other than for good reason), each executive officer will be entitled to: (1) severance pay in an amount equal to 12 months (18 months for Mr. Hitt) of the executive officer’s base salary, as in effect immediately prior to the date of termination of employment or change of control, whichever is greater, payable over 12 months (18 months for Mr. Hitt) in accordance with the Company’s customary payroll practices, (2) the bonus that the executive officer would have received if the executive officer remained employed through the end of the bonus performance period in which the executive officer’s employment terminates, (3) during such severance period, or until the executive officer is covered by the plan of another employer, continued coverage under the Company’s group medical and dental benefit plan and (4) payments equal to 12 months (18 months for Mr. Hitt) of the premium cost for life insurance coverage (excluding supplemental life insurance coverage) under the Company’s life insurance plan in effect immediately prior to the executive officer’s date of termination.

As a condition of receiving such severance benefits, each executive officer will be required to sign and not revoke a separation agreement and release of claims. If the executive officer is entitled to receive severance or similar payments and/or benefits under any other of the Company’s plans, programs, agreements, policies or practices, severance payments and benefits due to the executive officer under the respective change of control agreement will be so reduced. During the executive officer’s service as an employee and for 12 months thereafter, each executive officer is prohibited from knowingly disparaging, criticizing or otherwise making any derogatory statements regarding the Company or its affiliates, successors, directors or officers.  Because each executive officer also has an employment agreement, each change of control agreement further provides that the provisions of the change of control agreement do not supersede the respective officer's employment agreement, and that if a termination of employment would trigger the same type of severance or other payments or benefits under both agreements the severance or other payments or benefits to be received under the change of control agreement will be reduced by the amounts received under the executive officer's employment agreement.

Forms of each Change of Control Retention Agreement are attached hereto as Exhibit 10.1 and 10.2.

Item 9.01.                                          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Change of Control Retention Agreement for Mr. Robert A. Hitt
10.2	Form of Change of Control Retention Agreement for Mr. Thomas J. Jansen and Mr. Michael N. Andrzejewski

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 27th day of March, 2006.

REXNORD CORPORATION

By:	/s/ Thomas J. Jansen
Thomas J. Jansen
Vice President and Chief Financial Officer

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 27th day of March, 2006.

RBS GLOBAL, INC.

By:	/s/ Thomas J. Jansen
Thomas J. Jansen
Vice President and Chief Financial Officer

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Date of Report:  March 22, 2006

Exhibit No.	Description

10.1	Form of Change of Control Retention Agreement for Mr. Robert A. Hitt
10.2	Form of Change of Control Retention Agreement for Mr. Thomas J. Jansen and Mr. Michael N. Andrzejewski